Exhibit 4.1

AGREEMENT ON PRINCIPLES TNT POST GROUP
[Afspraken op Hoofdlijnen TNT Post Groep]

1.
The State of the Netherlands, (the "State"), represented in this matter by:

(a)
The Minister of Transport and Public Works and

(b)
The Minister of Finance;

  and

2.
TNT Post Group N.V., ("TNT Post Group"), with its registered office in The Hague (after amendment of its Articles of Association: Amsterdam), represented by Mr A.J. Scheepbouwer, chairman of the Management Board.

WHEREAS:

a.
prior to the flotation of Koninklijke PTT Nederland NV ("KPN") in 1994, the State and KPN set out the principal results of their consultations in the form of an "Agreement on Principles" dated 12 May 1993 (hereinafter referred to as the "Agreement on Principles");

b.
as a refinement of the Agreement on Principles and the "Record of arrangements made with KPN on 10 March 1993 to solve the balance problem resulting from the imposition of value added tax on assigned telecom services" between the State and KPN, the State and KPN concluded the "Further Agreement concerning Loan A, Loan B and Related Subjects" dated 22 December 1993 (hereinafter referred to as the "Further Agreement on Loans");

c.
in accordance with an agreement concluded between the State and KPN dated 28 March 1994 (hereinafter referred to as the "Amended Agreement on Principles"), the Agreement on Principles terminated on the date of publication of the prospectus for the first tranche. The arrangements referred to in section II of the Amended Agreement on Principles did not take effect until the date of publication of the prospectus for the placement of shares, with the exception of Articles 1 and 4.1 of the Amended Agreement on Principles, which took effect on 28 March 1994;

d.
as a refinement of the Agreement on Principles and the Amended Agreement on Principles, the State and KPN concluded the following agreements:

(i)
the determination agreement dated 31 March 1994 (the "Determination Agreement");

(ii)
the call option agreement preference shares A dated 3 June 1994 (the "Agreement Prefs A KPN");

e.
as a further refinement of the Amended Agreement on Principles, the Minister of Transport and Public Works agreed with KPN that an announcement should be made of the intended application of Article 11(2) of the Telecommunications Act [WTV], which announcement was included in the Netherlands Government Gazette [Nederlandse Staatscourant] of 3 June 1994 (hereinafter referred to as the "Telecom Announcement");

f.
in a letter dated 4 February 1994, KPN also confirmed to the Minister of Transport and Public Works that it would not abuse the provisions of Article 11 of the WTV as described in the KPN Flotation Bill;

g.
in a letter dated 4 May 1994, the State confirmed to the Amsterdam Stock Exchange: (i) that it would not exercise the rights attaching to the Special Share—either wholly or partly—with the aim of serving the interests of KPN in order to protect KPN against the undesirable acquisition of a

1

  holding interest and (ii) that the option on preference shares A up to 51% would not be exercised—either wholly or partly—with the aim of serving the interests of KPN in order to protect KPN against the undesirable acquisition of a holding interest and that the State would also not exercise the option on preference shares A up to 33 1/3%—either wholly or partly—with the aim of serving the interests of KPN in order to protect KPN against the undesirable acquisition of a holding interest;

h.
the intention is that KPN shall be demerged in such a way that the postal, distribution and logistical activities will be split off from KPN (hereinafter referred to as the "Demerger");

i.
immediately after the Demerger the intention is to effectuate a legal merger between PTT Post Holding N.V. (the present holding company of PTT Post B.V.) as the acquired company and TNT Post Group, as the acquiring company;

j.
the State and KPN have entered into consultations on amending and supplementing the existing arrangements between them, insofar as this is necessary or desirable in the context of the Demerger;

k.
in the context of the Demerger, the State and TNT Post Group entered into consultations on drawing up arrangements similar to those which the State currently has with KPN;

l.
the consultations between the State and TNT Post Group have led to the present Agreement on Principles TNT Post Group (hereinafter referred to as "Agreement TNT Post Group").

ARTICLE 1

    The agreements and arrangements summarised in the preamble to this Agreement TNT Post Group (with the exception of the present Agreement TNT Post Group itself) do not apply to TNT Post Group.

ARTICLE 2

    Insofar as they concern the relationship between the State and TNT Post Group, TNT Post Group shall submit to the State, before they are published, the prospectus to be drawn up for TNT Post Group and the official publications in the media in the context of the Demerger, in good time for the State to be able to comment on them if it should so desire.

ARTICLE 3

3.1
The State shall acquire the Special Share referred to in the Articles of Association of TNT Post Group (hereinafter referred to as the "Special Share in TNT Post Group"). The rights attaching to the Special Share in TNT Post Group are set out in the draft Articles of Association of TNT Post Group as included in Annex I. The State shall not dispose of or encumber the said Special Share in TNT Post Group without the consent of TNT Post Group.

3.2
The State shall also hold an interest in the capital of TNT Post Group. The State has the intention not to reduce that interest before 2004 to a percentage of less than 33 1/3 percent of the voting capital (the "Minimum Interest in TNT Post Group") plus one (1) voting Special Share in TNT Post Group. Once the interest of the State has been reduced to the Minimum Interest in TNT Post Group, the State shall not dispose of or encumber further shares without the consent of TNT Post Group without having agreed with TNT Post Group on the anti-takeover measures which are to be included in TNT Post Group's Articles of Association.

3.3
Any placements by the State of its interest in TNT Post Group shall be effectuated in proper consultation with TNT Post Group.

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3.4
The State, as holder of ordinary shares in TNT Post Group and as holder of the Special Share in TNT Post Group, hereby confirms that, at the general meeting of TNT Post Group shareholders, it will support any proposal that may be made annually by the Management Board of TNT Post Group with a view to designating the Management Board as the body that shall be authorised, for a maximum period of five years, to issue shares and to restrict or exclude the statutory pre-emption rights, without prejudice to the provisions of Article 4 of this Agreement TNT Post Group.

ARTICLE 4

4.1
TNT Post Group shall conclude with the State the agreements included as Annex II to the Agreement TNT Post Group (hereinafter referred to as "Agreement Prefs A TNT Post Group"), setting out the conditions on which the State can subscribe to preference shares A in TNT Post Group.

  The State and TNT Post Group shall conclude a further agreement, to be determined in accordance with Annex III to this Agreement TNT Post Group (hereinafter referred to as the "TNT Post Group Determination Agreement"), which shall indicate the total nominal value up to which TNT Post Group shall have the right to issue ordinary shares, with due observance of the following provisions of this Article.

4.2
Within two working days of a written request by TNT Post Group to that effect, the holder of the Special Share in TNT Post Group shall consent to:

a.
the issuing of preference shares to the TPG Protection Foundation referred to in Article 5;

b.
the issuing of shares in TNT Post Group in the case of a stock dividend involving the choice for shareholders between a cash dividend and dividend in stock, without such consent in any way affecting the choice to be made by the State as a shareholder in TNT Post Group.

4.3
The holder of the Special Share in TNT Post Group shall not consent to an issue of ordinary shares (other than in the case mentioned in Article 4.2 (b)) if (i) such an issue is to take place, or if the intention to effectuate such an issue is to be made public by TNT Post Group, within a period of nine months prior to a proposed placement of ordinary shares held by the State in TNT Post Group and (ii) the State, furthermore, reasonably expects that its interests involved in the placement of Shares would be damaged by such an issue.

  In the case of demonstrably significant reasons, the holder of the Special Share in TNT Post Group, at the written request of TNT Post Group, shall consent to an issue of ordinary shares (other than in the case mentioned in Article 4.2 (b)) if such an issue is to take place, or if the intention to effectuate such an issue is to be made public by TNT Post Group, within a period of nine months prior to a proposed placement of ordinary shares held by the State in TNT Post Group.

  Without prejudice to the foregoing, TNT Post Group shall be free to announce an issue of shares within the aforementioned period of nine months if (a) such an issue is to take place entirely, or almost entirely, in exchange for shares in one or more companies with which TNT Post Group or one of its group companies has concluded a joint venture, merger or acquisition agreement, or (b) the announcement relates to a private issue (other than an issue as referred to in (a)) and the State reasonably does not expect that the announcement will damage its interests in the placement of shares.

4.4
Within eight working days of a written request by TNT Post Group to that effect, the holder of the Special Share in TNT Post Group shall consent to an issue of ordinary shares if the financial

3

  conditions and particulars of that issue cannot be reasonably considered by the State to be detrimental to the interests of shareholders in TNT Post Group in general.

4.5
In issuing shares, TNT Post Group shall in all cases consider the long-term financial interests of the State as holder of a substantial interest in the share capital of TNT Post Group.

4.6
Share issues as referred to in the present Article 4 shall be taken to include the allocation of shares by TNT Post Group in the case of a merger or demerger, as referred to in Title 7 of Book 2 of the Dutch Civil Code [BW], in cases where TNT Post Group or one of its group companies is the acquiring legal entity.

ARTICLE 5

    TNT Post Group shall conclude agreements with the TPG Protection Foundation [Stichting Bescherming TNT Post Groep] (the "TPG Protection Foundation") in accordance with Annex IV (hereinafter referred to as "Agreement Prefs B TNT Post Group").

ARTICLE 6

    TNT Post Group shall conclude an agreement with the State in accordance with Annex V (hereinafter referred to as "Loan Agreement TNT Post Group") by virtue of which agreement TNT Post Group and the State shall make further arrangements as to (the repayment of) Loan A and Loan B insofar as these shall have passed to TNT Post Group in the context of the Demerger.

ARTICLE 7

    With the exception of the arrangements set out in Article 2 of this Agreement TNT Post Group, the arrangements contained in this Agreement TNT Post Group are entered into on the suspensive condition of the execution of the notarial deed whereby the Demerger will be effectuated.

THUS SIGNED IN TRIPLICATE IN THE HAGUE
on 23 June 1998

The Minister of Transport and Public Works

Ms A. Jorritsma-Lebbink

The Minister of Finance

Mr G. Zalm

TNT Post Group N.V.

Mr A.J. Scheepbouwer

REPRESENTATION PURSUANT TO
RULE 306 OF REGULATION 5-T

    This document represents a fair and accurate English translation of the Dutch language document.

By: /S/ JEROEN BRABERS

Name: Jeroen Brabers Title: General Counsel, TNT Post Group N.V.

4

CALL OPTION AGREEMENT PREFERENCE SHARES A
IN TNT POST GROUP N.V.
[Overeenkomst Optie Preferente Aandelen A
in TNT Post Groep N.V.]

The undersigned:

1.
The State of the Netherlands, (the "State"), represented in this matter by:

a.
the Minister of Transport and Public Works and

b.
the Minister of Finance;

  and

2.
TNT Post Group N.V., ("TNT Post Group"), with its registered office in The Hague (after amendment of its Articles of Association: Amsterdam), represented by Mr A.J. Scheepbouwer, chairman of the Management Board.

WHEREAS:

I
on the occasion of the intended demerger of Koninklijke PTT Nederland NV ("KPN"), whereby the postal, distribution and logistical activities will be split off from KPN (hereinafter referred to as the "Demerger"), the State will acquire shares in TNT Post Group;

II
the Articles of Association of TNT Post Group allow for the issuing of preference shares A in the capital of TNT Post Group;

III
on 23 June 1998 the Parties signed the "Agreement on Principles TNT Post Group", which determines that the State and TNT Post Group shall conclude the Agreement Prefs A TNT Post Group setting out the conditions on which the State can subscribe to preference shares A in TNT Post Group (hereinafter referred to as "preference shares A");

IV
the Parties wish to conclude the agreement referred to in the foregoing on the suspensive condition stated in the present Agreement.

HAVE AGREED AS FOLLOWS:

Article 1.

    TNT Post Group grants the State the right to subscribe to preference shares A, at any time, on the occasion of or after every issue of shares by TNT Post Group and on or after every allocation of shares on the occasion of a merger or demerger as referred to in Title 7 of Book 2 of the Dutch Civil Code [BW], in order to enable the State to hold voting shares in TNT Post Group up to a total of 33 1/3 percent of the voting capital, not counting the Special Share.

Article 2.

2.1
The State shall also have the right to subscribe to preference shares A up to the sum required for it to hold 51 percent of the voting capital, with due observance of the following provisions set out in this Article.

2.2
The State shall only be entitled to exercise the right to subscribe to preference shares A in the case referred to in Article 2.1 after it has informed TNT Post Group and the TPG Protection Foundation [Stichting Bescherming TNT Post Groep] (the "Foundation") in writing of its intention to do so and if, within four working days, either TNT Post Group has not informed the State in writing that it intends to allocate preference shares B to the Foundation on the grounds of a placement agreement between TNT Post Group and the Foundation, or the Foundation has

1

  informed the State in writing that it intends to make use of its option right under the terms of the option agreement between TNT Post Group and the Foundation. Should TNT Post Group or the Foundation provide the State with a written statement as referred to in the previous sentence, the option right referred to in this Article 2 shall be suspended and may only be exercised with due observance of Article 2.3.

2.3
Should TNT Post Group or the Foundation not make use of their rights under the terms of the agreements referred to in Article 2.2, or not do so in full, the State shall then still be entitled to exercise its option right in whole or in part.

2.4
With due observance of the foregoing, the State shall only exercise the option right referred to in this Article if it reasonably believes that a party as defined in the Major Holdings in Listed Companies Disclosure Act (1996) [Wet melding zeggenschap, WMZ] has acquired or will acquire an interest subject to an obligation to disclose, as referred to in the WMZ, in TNT Post Group which is larger than 10 percent, regardless of whether that party has notified its acquisition, unless that interest is or will be less than 15 percent and has been accumulated with the consent of TNT Post Group. A party as referred to above shall be taken to include a number of parties who, given their common activities, can be assumed to have entered into any form of arrangement with respect to their participation in TNT Post Group.

Article 3.

3.1
When the preference shares A to be issued under the terms of Articles 1 and 2 are issued, it shall not be necessary for more than 25 percent of the nominal value to be paid.

3.2
The said preference shares A shall confer the right to a prorated dividend for the year of issue from the date on which payment has taken place.

3.3
After a period of one year has elapsed since the date of issue, the State shall have the right to require of TNT Post Group that a proposal be made at the general meeting of shareholders that the preference shares A held by the State should be cancelled, in which case the sum to be paid back to the State shall immediately be loaned by the State to TNT Post Group on the conditions and provisions applying to loans referred to in the Agreement concerning Loan A, Loan B and Related Subjects concluded between the State and TNT Post Group on 23 June 1998, as they shall apply to the instalment for the year 2003.

3.4
After a period of two years has elapsed since the date of issue, the State shall have the right to require of TNT Post Group that a proposal be made at the general meeting of shareholders that the preference shares A held by the State should be cancelled, with cash repayment of the sum paid for the shares and with the obligation to make further payments being waived.

Article 4

    The State shall be entitled to exercise separately the option rights granted to it under the terms of the present Agreement and specified in Articles 1 and 2 respectively.

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Article 5

    This Agreement is entered into on the suspensive condition of the execution of the notarial deed whereby the Demerger will be effectuated.

Signed in The Hague on 23 June 1998

The Minister of Transport and Public Works

Ms A. Jorritsma-Lebbink

The Minister of Finance

Mr G. Zalm

TNT Post Group N.V.

Mr A.J. Scheepbouwer

REPRESENTATION PURSUANT TO
RULE 306 OF REGULATION 5-T

    This document represents a fair and accurate English translation of the Dutch language document.

By: /S/ JEROEN BRABERS

Name: Jeroen Brabers Title: General Counsel, TNT Post Group N.V.

3

CALL OPTION AGREEMENT PREFERENCE SHARES B
IN TNT POST GROUP N.V.
[Overeenkomst Optie Preferente Aandelen B
in TNT Post Groep N.V.]

The undersigned,

1.
TNT Post Group N.V., ("TNT Post Group" or the "Company"), with its registered office in The Hague (after amendment of its Articles of Association: Amsterdam), represented by Mr A.J. Scheepbouwer, chairman of the Management Board,

  and

2.
Stichting Bescherming TNT Post Groep (TPG Protection Foundation) ("the Foundation"), with its registered office in Amsterdam, represented by Dr A. Maas.

    Whereas:

I
the intention is that Koninklijke PTT Nederland NV ("KPN") shall be demerged in such a way that its postal, distribution and logistical activities will be hived off to TNT Post Group (hereinafter referred to as the "Demerger");
II
in the context of the Demerger there will be, amongst other things, an initial public offering of ordinary shares in TNT Post Group on the Official Market of the Amsterdam Exchanges, as specified in the prospectus dated 26 May 1998;
III
the Articles of Association of TNT Post Group allow for the issuing of preference shares B in the capital of TNT Post Group;
IV
the prospectus dated 26 May 1998 also states the intention of such a share issue:

    "These arrangements have been entered into to prevent, delay or complicate attempts at an unsolicited take-over, including transactions in shareholders might otherwise receive premium for their shares over then current market price."

V
pursuant to its Articles of Association, the Management Board of TNT Post Group has been authorised for a period of 18 months, concluding (unless it is extended) on 28 December 1999, to proceed to issue all as yet unissued shares in the present or future authorized share capital, subject to the approval of the Supervisory Board and of the holder of the Special Share, as provided for in Articles 12 and 70 of the Articles of Association of TNT Post Group;
VI
TNT Post Group and the Foundation have consulted on the allocation of preference shares B to the Foundation on the basis of a right to subscribe to shares to be granted to the Foundation by TNT Post Group;
VII
the Parties wish to determine how and on what conditions the said option right shall be exercised by the Foundation;
VIII
the Supervisory Board of TNT Post Group and the State, in its capacity as future holder of the Special Share, have approved the granting of this option.

have agreed as follows:

Article 1

    TNT Post Group hereby grants the Foundation the right to subscribe to preference shares B in the capital of TNT Post Group, viz. the right in each case to subscribe to preference shares B up to a maximum of the issued share capital in ordinary shares, preference shares A and the Special Share, all as issued prior to the exercise of the option, minus one share.

Article 2

    The maximum referred to in Article 1 shall be reduced by the shares already allocated to the Foundation upon its exercising an option.

Article 3

3.1
Each option shall be exercised by the Foundation giving notice to TNT Post Group, stating the number of preference shares B to be subscribed to.
3.2
Immediately upon receipt of the said notification, TNT Post Group shall allocate the stated number of preference shares B to the Foundation.
3.3
The shares shall be issued at par and paid for in cash. When the share issue takes place, it shall not be necessary for more than 25 percent of the nominal value to be paid.
3.4
The Foundation shall submit a copy of the notification to the State of the Netherlands.

Article 4

    The option rights acquired shall not be disposed of.

Article 5

    The Foundation shall exercise its voting rights attaching to the preference shares B to which it subscribes in a completely independent manner in accordance with its objects as stated in its Articles of Association.

Article 6

6.1
After a period of two years has elapsed since the date of issue, the State shall have the right to require of TNT Post Group that a proposal be made at the general meeting of shareholders that the preference shares B held by the State should be cancelled, with cash repayment of the sum paid for the shares and with the obligation to make further payments being waived.
6.2
Should the Foundation be obliged, within a period of two years after the share issue, to pay off the credit it has acquired in order to finance payment for the shares, it shall also have the right to require that a proposal for cancellation be made in accordance with Article 6.1.

Article 7

    Either Party may terminate the present Agreement, before the option is exercised, by giving written notification to the other Party, at three months notice.

Article 8

    This Agreement is entered into on the suspensive condition of the execution of the notarial deed whereby the Demerger will be effectuated.

Signed in The Hague on 23 June 1998

TNT Post Group N.V.

Mr A.J. Scheepbouwer

Stichting Bescherming TNT Post Groep

Dr A. Maas

REPRESENTATION PURSUANT TO
RULE 306 OF REGULATION 5-T

    This document represents a fair and accurate English translation of the Dutch language document.

By: /S/ JEROEN BRABERS

Name: Jeroen Brabers Title: General Counsel, TNT Post Group N.V.

PUT OPTION AGREEMENT PREFERENCE SHARES B
IN TNT POST GROUP N.V.
[Overeenkomst Plaatsing Preferente Aandelen B
in TNT Post Groep N.V.]

The undersigned,

1.
TNT Post Group N.V. ("TNT Post Group" or the "Company"), with its registered office in The Hague (after amendment of its Articles of Association: Amsterdam), represented by Mr A.J. Scheepbouwer, chairman of the Management Board,

2.
Stichting Bescherming TNT Post Groep (TPG Protection Foundation) ("the Foundation"), with its registered office in Amsterdam, represented by Dr A. Maas.

Whereas:

I
the intention is that Koninklijke PTT Nederland NV ("KPN") shall be demerged in such a way that its postal, distribution and logistical activities will be hived off to TNT Post Group (hereinafter referred to as the "Demerger");

II
in the context of the Demerger there will be, amongst other things, an initial public offering of ordinary shares in TNT Post Group on the Official Market of the Amsterdam Exchanges, as specified in the prospectus dated 26 May 1998;

III
the Articles of Association of TNT Post Group allow for the issuing of preference shares B in the capital of TNT Post Group;

IV
the prospectus dated 26 May 1998 also states the intention of such a share issue:

    "These arrangements have been entered into to prevent, delay or complicate attempts at an unsolicited take-over, including transactions in shareholders might otherwise receive premium for their shares over then current market price."

V
pursuant to its Articles of Association, the Management Board of TNT Post Group has been authorised for a period of 18 months, concluding (unless it is extended) on 28 December 1999, to proceed to issue all as yet unissued shares in the present or future authorized share capital, subject to the approval of the Supervisory Board and of the holder of the Special Share, as provided for in Articles 12 and 70 of the Articles of Association of TNT Post Group;

VI
TNT Post Group and the Foundation have consulted on the allocation of preference shares B to the Foundation;

VII
the Parties now wish to determine how and on what conditions the said allocation shall take place;

have agreed as follows:

Article 1

1.1
Whenever TNT Post Group shall issue preference shares, the Foundation shall subscribe to a number of preference shares to be determined by TNT Post Group, up to a maximum of the share capital (including ordinary shares, preference shares A, the Special Share and the preference shares B which have already been issued) as issued prior to the share issue, or as many more as the Parties shall decide at the time in mutual consultation.

1.2
The Foundation shall not be obliged to subscribe to the preference shares B if and insofar as it does not have the resources to furnish the amount to be paid on the occasion of the share issue.

1.3
It shall also not be obliged to subscribe to the preference shares B if it cannot be reasonably expected that in the ensuing two years the dividend on the preference shares as provided for in the Articles of Association will be paid out in full.

Article 2

    The shares shall be issued at par and paid for in cash. When the share issue takes place, it shall not be necessary for more than twenty-five percent (25%) of the nominal value to be paid.

Article 3

    The Foundation shall exercise its voting rights attaching to the issued preference shares B in a completely independent manner in accordance with its objects as stated in its Articles of Association.

Article 4

4.1
After a period of two years has elapsed since the date of issue, the Foundation shall have the right to require of TNT Post Group that TNT Post Group shall make a proposal at the general meeting of shareholders that the preference shares B held by the Foundation should be cancelled, with repayment of the sum paid for the shares and with the obligation to make further payments being waived.

4.2
Should the Foundation be obliged, within a period of two years after the share issue, to pay off the credit it has acquired in order to finance payment for the shares, it shall also have the right to require that a proposal for cancellation be made in accordance with Article 4.1.

Article 5

    This Agreement is entered into on the suspensive condition of the execution of the notarial deed whereby the Demerger will be effectuated.

Signed in The Hague on 23 June 1998

TNT Post Group N.V.

Mr A.J. Scheepbouwer

Stichting Bescherming TNT Post Groep

Dr A. Maas

REPRESENTATION PURSUANT TO
RULE 306 OF REGULATION 5-T

    This document represents a fair and accurate English translation of the Dutch language document.

By: /S/ JEROEN BRABERS

Name: Jeroen Brabers Title: General Counsel, TNT Post Group N.V.